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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 16, 2001 with respect to the financial statements of The Manufacturers Life Insurance Company of New York and our report dated February 16, 2001 with respect to the financial statements of The Manufacturers Life Insurance Company of New York Separate Account A, in Post Effective Amendment No. 4 to the Registration Statement (Form N-4 File No. 333-61283)



                                               Ernst & Young LLP



Boston, Massachusetts
April 24, 2001